EXHIBIT 99.1

Edgewater Reports Third Quarter 2015 Results

Record Q3 Service Revenue of $27.2 Million; Adjusted EBITDA to 11% of Revenue

WAKEFIELD, Mass., Oct. 28, 2015 (GLOBE NEWSWIRE) -- Edgewater Technology, Inc. (NASDAQ:EDGW), a leading consulting firm that helps business leaders drive transformational change through its unique selection of business and technology services and specialized product-based solutions, reported financial results for the third quarter ended September 30, 2015.

Third Quarter 2015 Highlights

  Acquired Branchbird LLC, an Oracle Partner specializing in Big Data and Data Discovery technologies;
  Increased service revenue 8% to a record $27.2 million;
  Generated $3.3 million in operating cash flow;
  Repurchased 27,000 shares of common stock; aggregate purchase price of $192,000, or $7.12 per share; and
  Extended $23.1 million stock repurchase program to September 23, 2016.

Third Quarter 2015 Financial Results vs. Same Year-Ago Quarter

  Total revenue was $31.2 million compared to $28.7 million;
  Service revenue was $27.2 million compared to $25.1 million;
  Gross profit was $11.8 million, or 37.7% of total revenue, compared to $10.4 million, or 36.3% of total revenue;
  Gross profit margin related to service revenue was 39.9% compared to 39.7%;
  Utilization was 71.9% compared to 77.3%;
  Net income was $1.0 million, or $0.08 per diluted share, compared to net income of $976,000, or $0.08 per diluted share;
  Adjusted EBITDA (a non-GAAP measure) was $3.4 million, or 10.8% of total revenue and $0.25 per diluted share (see "Non-GAAP Financial Measures" below for further discussion of this non-GAAP term), compared to adjusted EBITDA of $2.5 million, or 8.7% of total revenue and $0.19 per diluted share; and
  Cash flow provided by operating activities was $3.3 million compared to $4.6 million.

First Nine Months of 2015 Financial Results vs. Same Year-Ago Period

  Total revenue was $88.3 million compared to $85.6 million;
  Service revenue was $74.5 million compared to $73.1 million;
  Gross profit was $29.8 million, or 33.8% of total revenue, compared to $31.4 million, or 36.7% of total revenue;
  Gross profit margin related to service revenue was 35.1% compared to 39.7%;
  Utilization was 70.7% compared to 77.6%;
  Net income was $581,000, or $0.04 per diluted share, compared to net income of $3.4 million, or $0.26 per diluted share;
  Adjusted EBITDA was $5.2 million, or 5.8% of total revenue and $0.39 per diluted share, compared to adjusted EBITDA of $7.2 million, or 8.4% of total revenue and $0.55 per diluted share; and
  Cash flow provided by operating activities was $850,000 compared to $5.4 million.

Management Commentary

"We are happy to report strong operating results during the third quarter of 2015," said Shirley Singleton, Edgewater's chairman, president and CEO. "The third quarter performance was better than anticipated. Improvements in our operating metrics such as service revenue growth, service revenue gross margin, Adjusted EBITDA and earnings per share reflect the strength of the quarter. Additionally, we closed a significant amount of sales pipeline opportunities that increased our backlog during a quarter in which we achieved record service revenue growth.

"We plan to continue executing on our channel growth strategy, through a combination of organic investment in new offerings, acquisitions, and increasing our channel marketing investment.

"The fourth quarter has a traditional holiday season impact on available billing days however we still expect fourth quarter service revenue to be up compared to the fourth quarter of 2014."

Conference Call and Webcast Information

Edgewater has scheduled a conference call today (Wednesday, October 28, 2015) at 10:00 a.m. Eastern time to discuss its third quarter 2015 results.

Date: Wednesday, October 28, 2015
Time: 10:00 a.m. Eastern Time
Dial-in number: 1-877-713-9347
Webcast: http://ir.edgewater.com/

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

A replay of the conference call can be accessed via Edgewater's investor relations web site at http://ir.edgewater.com/ or by dialing 1-404-537-3406 (Conference ID#: 55385331) after 1:00 p.m. Eastern time through November 11, 2015.

About Edgewater

Edgewater (NASDAQ:EDGW) helps business leaders drive transformational change through its unique selection of business and technology services and specialized product-based solutions.

Classic consulting disciplines (such as business advisory, process improvement, organizational change management, M&A due diligence, and domain expertise) are blended with technical services (such as digital transformation, technical roadmaps, data and analytics services, custom development, and system integration) to help organizations get the most out of their existing IT assets while creating new digital business models.

Delivering both on premise and in the cloud, Edgewater partners with Oracle and Microsoft to offer Business Analytics, BI, ERP, and CRM solutions. Edgewater Ranzal, an Oracle Platinum Consulting Partner, provides Business Analytics solutions leveraging Oracle EPM, BI, and Big Data technologies. As an award-winning Microsoft partner, Edgewater Fullscope delivers Dynamics AX ERP, Business Intelligence, and CRM solutions, with a specialty in manufacturing.

Forward-Looking Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our expected fourth quarter 2015 service revenue, the building of momentum across the board in our business, the strength of our sales pipeline, our ability to continue to build backlog, our ability to successfully execute on our channel growth strategy, and the holiday-related seasonal influence on our fourth quarter billable consultant utilization and service revenue. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Enterprise Resource Planning and Enterprise Performance Management solutions, custom development and system integration services and/or declines in industry-wide information technology spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies" in our 2014 Annual Report on Form 10-K; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) termination by clients of their contracts with us or inability or unwillingness of clients to pay for our services, which may impact our accounting assumptions; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (12) the failure of the marketplace to embrace advisory and product-based consulting services; and/or (13) changes in our utilization levels. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under "Part I - Item IA. Risk Factors" in our 2014 Annual Report on Form 10-K filed with the SEC on March 2, 2015. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although the Company believes that the expectations in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither the Company nor any other person assumes responsibility for the accuracy and completeness of such statements. Except as required by law, the Company undertakes no obligation to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	September 30, 2015	December 31, 2014
Assets
Cash and cash equivalents	$ 20,800	$ 26,768
Accounts receivable, net	27,714	24,654
Deferred tax assets, net	1,216	1,196
Prepaid expenses and other current assets	1,269	1,053
Total current assets	50,999	53,671
Property and equipment, net	926	1,029
Goodwill and intangible assets, net	24,653	12,529
Deferred tax assets, net	25,693	25,974
Other assets	231	210
Total Assets	$ 102,502	$ 93,413

Liabilities and Stockholders' Equity
Accounts payable	$ 672	$ 315
Accrued liabilities	19,032	16,142
Deferred revenue	2,272	1,516
Total current liabilities	21,976	17,973
Long-term liabilities	3,198	411
Total liabilities	25,174	18,384
Stockholders' Equity	77,328	75,029
Total Liabilities and Stockholders' Equity	$ 102,502	$ 93,413

Shares Outstanding	11,742	11,440

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue:

Service revenue	$ 27,184	$ 25,144	$ 74,483	$ 73,140
Software	2,017	1,365	8,300	5,920
Reimbursable expenses	1,983	2,220	5,506	6,505
Total revenue	31,184	28,729	88,289	85,565

Cost of revenue:
Project and personnel costs	16,351	15,169	48,365	44,106
Software costs	1,094	924	4,604	3,545
Reimbursable expenses	1,983	2,220	5,506	6,505
Total cost of revenue	19,428	18,313	58,475	54,156
Gross profit	11,756	10,416	29,814	31,409

Selling, general and administrative	8,827	8,353	26,056	25,560
Direct acquisition costs	321	--	932	--
Lease abandonment charge	--	--	--	400
Embezzlement loss recovery	--	--	(250)	(1,529)
Depreciation and amortization	372	227	918	702
Operating income	2,236	1,836	2,158	6,276

Other expense, net	650	146	1,274	147
Income before income taxes	1,586	1,690	884	6,129
Tax provision	559	714	303	2,721
Net income	$ 1,027	$ 976	$ 581	$ 3,408

BASIC EARNINGS PER SHARE:
Basic earnings per share	$ 0.09	$ 0.09	$ 0.05	$ 0.31
Weighted average shares outstanding – Basic	11,568	11,197	11,463	11,092

DILUTED EARNINGS PER SHARE:
Diluted earnings per share	$ 0.08	$ 0.08	$ 0.04	$ 0.26
Weighted average shares outstanding – Diluted	13,275	12,972	13,272	12,973

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Cash flow provided by (used in):
Operating activities	$ 3,324	$ 4,569	$ 850	$ 5,388
Investing activities	(2,815)	(58)	(7,700)	(183)
Financing activities	73	(374)	906	315
Effect of exchange rates on cash	(2)	(23)	(24)	(25)
Net increase (decrease) in cash and cash equivalents	$ 580	$ 4,114	$ (5,968)	$ 5,495

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA, Adjusted EBITDA per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Income tax provision. The exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results.

Depreciation and amortization. We incur expense associated with the amortization of intangible assets that is primarily related to the various acquisitions we have completed. We believe that eliminating this expense from our non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of the individual acquisition transactions, which also vary substantially in frequency from period-to-period.

Stock-based compensation expense. We incur stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation – Stock Compensation." We exclude this non-cash expense as we do not believe it is reflective of business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. Edgewater believes that non-GAAP financial measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Adjustments to contingent consideration earned, at fair value. We are required to remeasure the fair value of our contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized as a current period operating expense. The Company believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisition events and make it difficult to evaluate core operating results.

Direct acquisition costs. We incur direct transaction costs related to acquisitions which are expensed in our GAAP financial statements. Our non-GAAP financial measures exclude the effects of direct acquisition-related costs as we believe these transaction-specific expenses are inconsistent in amount and frequency and make it difficult to make period-to-period comparisons of our core operating results.

Fullscope embezzlement costs. During the second quarter of 2010, we discovered embezzlement activities within Fullscope, Inc. The Company, since the discovery, has incurred non-routine professional services-related expenses addressing the embezzlement issue. Our non-GAAP financial measures exclude the effects of the embezzlement-related expenses (and loss recoveries) as we believe excluding these costs (and loss recoveries) from our non-GAAP financial measures is useful to investors because these expenses (loss recoveries) are not directly associated with the Company's operations and are inconsistent in amount and frequency, causing difficulties in comparisons of our core operating results.

Lease abandonment charge. During 2011 and the second quarter of 2014, we recorded a non-cash charge of $2.2 million and $400,000, respectively, in connection with the abandonment of certain excess office space at our corporate headquarters. Our non-GAAP financial measures exclude expense associated with the lease abandonment charge as we believe such expense is associated with a non-routine charge, causing difficulties in comparisons of our core operating results.

Interest and other (income) expense, net. We record periodic interest and other (income) and expense amounts in connection with our cash and cash equivalents, capital lease obligations, (gains) and losses on foreign currency transactions and the recognition of the recorded discount on accrued contingent earnout consideration. Our non-GAAP financial measures exclude (income) expense associated with these items as we believe such (income) expense is inconsistent in amount and frequency and makes it difficult to make period-to-period comparisons of our core operating results.

We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

EDGEWATER TECHNOLOGY, INC.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(In Thousands, except per share amounts)
(Unaudited)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2015	2014	2015	2014

Reported GAAP net income	$ 1,027	$ 976	$ 581	$ 3,408
Add: Income tax provision	559	714	303	2,721
Add: Depreciation and amortization	415	280	1,063	862
Add: Stock-based compensation expense	408	370	1,258	1,181
Add: Lease abandonment charge	--	--	--	400
Add: Direct acquisition costs	321	--	932	--
Add: Fullscope embezzlement loss recovery	--	--	(250)	(1,529)
Less: Other expense, net	650	146	1,274	147
Adjusted EBITDA[1]	$ 3,380	$ 2,486	$ 5,161	$ 7,190
Adjusted EBITDA per diluted share[1]	$ 0.25	$ 0.19	$ 0.39	$ 0.55
Diluted shares outstanding	13,275	12,972	13,272	12,973

Adjusted EBITDA as a % of total revenue[1]	10.8%	8.7%	5.8%	8.4%
Total revenue	$ 31,184	$ 28,729	$ 88,289	$ 85,565

1- Adjusted EBITDA, Adjusted EBITDA Per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, GAAP Net Income and Diluted Earnings Per Share. Adjusted EBITDA and Adjusted EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA is defined as net income less interest and other (income) expense, net, plus taxes, depreciation and amortization, stock-based compensation expense, adjustments to contingent consideration earned, goodwill and intangible asset impairment charges, direct acquisition costs, costs associated with the Fullscope embezzlement issue and the lease abandonment charge. Adjusted EBITDA per Diluted Share is defined as Adjusted EBITDA divided by the diluted common shares outstanding used in Diluted Earnings per Share calculations, while Adjusted EBITDA as a % of Total Revenue is defined as Adjusted EBITDA divided by Total Revenue.

CONTACT: Company Contact:
         Timothy R. Oakes
         Chief Financial Officer
         1-781-246-3343

         Investor Relations
         Three Part Advisors
         Steven Hooser
         1-214-872-2710
         shooser@threepa.com